Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-142236 of our report dated March 29, 2007 (April 2, 2007 as to Note 13) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

October 3, 2007